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                                                                      Exhibit 19

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                      -----------------------------------


     AMENDMENT NO. 1 TO RIGHTS AGREEMENT ("Amendment No. 1"), dated as of April 27, 1999, between Walbro Corporation, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK (the "Rights Agent"), amending the Rights Agreement, dated as of June 30, 1998, between the Company and the Rights Agent (the "Rights Agreement").


                          W  I  T  N  E  S  S  E  T  H

     WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement") by and among TI Group, plc, a company organized under the laws of England and Wales ("Parent"), TI Automotive Systems, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Acquisition Sub"), and the Company, providing for Acquisition Sub to commence an all-cash tender offer for all outstanding shares of the common stock, $.50 par value per share, of the Company (the "Offer") and for the subsequent merger of Acquisition Sub with and into the Company (the "Merger");

     WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders;

     WHEREAS, the willingness of Parent and Acquisition Sub to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein;

     WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates to, among other things, make any provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interest of the holders of Rights; and

     WHEREAS, in compliance with Section 27 of the Rights Agreement, on April 27, 1999 the Board of Directors of the Company resolved to amend the Rights Agreement as hereinafter set forth and has executed and delivered this Amendment No. 1 immediately prior to the execution

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and delivery of the Merger Agreement, and directs the Rights Agent to enter into this Amendment No. 1.

     NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

     1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

          "Acquisition Sub" shall mean TI Automotive Systems, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent.

          "Merger" shall mean the merger of Acquisition Sub with and into the Company as contemplated by the Merger Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April 27, 1999, by and among Parent, Acquisition Sub and the Company, as the same may be amended in accordance with the terms thereof.

          "Offer" shall have the meaning set forth in the Merger Agreement.

          "Parent" shall mean TI Group, plc, a company organized under the laws of England and Wales.

     2. Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

          "Notwithstanding anything to the contrary contained herein, neither Parent nor any Affiliate of Parent shall be or become an Acquiring Person (and no Shares Acquisition Date or Triggering Event shall occur) as a result of (i) the announcement, commencement or consummation of the Offer, or (ii) the execution, delivery or performance of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Offer and the Merger)."

     3. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

          "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as a result of (i) the announcement, commencement or consummation of the Offer, or (ii) the execution, delivery or performance of the Merger Agreement (or any amendment thereto in accordance with the terms

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     thereof) or the consummation of the transactions contemplated thereby
     (including, without limitation, the Offer and the Merger)."

     4. Section 7(a) of the Rights Agreement is hereby amended by replacing "(the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such rights are exchanged as provided in Section 24 hereof" with the following:

          ", (ii) immediately prior to the effective time of the Merger (the earlier of (i) and (ii) being herein referred to as the "Final Expiration Date"), (iii) the time at which the Rights are redeemed as provided in
     Section 23 hereof (the "Redemption Date"), or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof."


     5. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

          "(o) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 will not apply to or be triggered by (i) the announcement, commencement or consummation of the Offer, or (ii) the execution, delivery or performance of the Merger Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby (including, without limitation, the Offer and the Merger)."

     6. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

          "(d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 will not apply to or be triggered by the execution, delivery or performance of the Merger Agreement or any amendment thereto or the consummation of the transactions contemplated thereby (including, without limitation, the Merger)."

     7. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

     8. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

     9. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

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     10.  This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, Company has caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.


                                            WALBRO CORPORATION


Attest:


By:  /s/ Daniel L. Hittler                  By:  /s/ Michael Shope
     --------------------------------            ---------------------------
     Name:  Daniel L. Hittler                    Name:  Michael Shope
     Title: Secretary                            Title:  Chief Financial Officer


     IN WITNESS WHEREOF, the undersigned, Harris Trust and Savings Bank, as Rights Agent under the Rights Agreement, hereby acknowledges and agrees to this Amendment No. 1.


                                            HARRIS TRUST AND SAVINGS BANK,
                                            as Rights Agent

Attest:


By:  /s/ Arlene M. Kaminsky                 By:  /s/ Deborah J. Hokinson
     --------------------------------            ---------------------------
     Name:  Arlene M. Kaminsky                   Name:  Deborah J. Hokinson
     Title: Trust Officer                        Title: Trust Officer